UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2009

Virage Logic Corporation
(Exact name of registrant as specified in its charter)

000-31089
(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)

(510) 360-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets.

Virage Logic Corporation, a Delaware corporation (“Virage Logic”), previously reported on a Current Report on Form 8-K filed on August 18, 2009 that Abigail (UK) Limited, a wholly-owned subsidiary of Virage Logic (“Abigail (UK)”), would be commencing a recommended cash offer (the “Offer”) for all of the outstanding shares of ARC International plc, a public limited company incorporated in England and Wales and listed on the London Stock Exchange (“ARC”).  On August 24, 2009, Virage Logic reported on a Current Report on Form 8-K that the Offer Document and Form of Acceptance related to the Offer had been mailed to ARC shareholders on August 21, 2009.  On September 11, 2009, Virage Logic reported on a Current Report on Form 8-K that approximately 79.66% of the ARC ordinary shares had been tendered into the Offer as of that date and that the Offer period would be extended until September 25, 2009.

On September 15, 2009, Virage Logic and Abigail (UK) announced that as of 1:00 p.m. (London time) on September 15, 2009, Abigail (UK) had received valid acceptances representing approximately 84.68% of the issued share capital of ARC through the Offer.  Abigail (UK) also announced that it had elected to waive down the acceptance condition of the Offer from 90% and that, accordingly, the acceptance condition contained in paragraph 1(A) of Part III of the Offer Document was satisfied.  Furthermore, the Abigail (UK) directors announced that as all of the conditions of the Offer had been satisfied or waived, the Offer had been declared unconditional in all respects.  Abigail (UK) also announced that the Offer has been extended and will remain open for acceptance until October 9, 2009.

Accordingly, on September 15, 2009, Virage Logic purchased 130,786,589 ordinary shares of ARC, representing a 84.68% ownership stake, for approximately £21.3 million, or approximately $35.3 million based on the exchange rate at the close of trading in New York on September 14, 2009.  Immediately following the purchase, ARC’s non-executive directors, Richard Barfield and Steven Gunders, will resign from the ARC board of directors.  Virage Logic will begin consolidating financial results of ARC effective as of September 15, 2009, subject to minority interest accounting requirements.

Assuming full acceptance of the Offer, based on 23,646,910 ARC ordinary shares outstanding but not yet purchased, Abigail (UK) would make a maximum aggregate additional cash payment to ARC shareholders and optionholders of approximately £3.9 million, or approximately $6.5 million based on the exchange rate at the close of trading in New York on September 14, 2009. Abigail (UK) is funding the Offer out of its existing capital resources, which have been provided to it by Virage Logic.

Except as provided for in the Offer Document in the case of certain ARC shareholders resident in or nationals or citizens of jurisdictions outside of the United States and the United Kingdom, payment of the consideration due under the Offer will be effected on or before September 29, 2009 for ARC shareholders who have validly accepted the Offer on or before September 15, 2009. Payment for ARC shareholders who validly accept the Offer after September 15, 2009 will be effected within 14 days of receipt of their valid acceptance.

Abigail (UK) will cause ARC to promptly apply to the UK Listing Authority for the cancellation of listing of ARC shares on the Official List and to the London Stock Exchange for cancellation of admission to trading of the ARC shares on its market for listed securities, in each case to take effect on, or shortly after, October 14, 2009. Abigail (UK) intends, as soon as practicable once sufficient acceptances have been received (being not less than 90% of the ARC shares), to apply the provisions of Chapter 3 of Part 28 of the Companies Act 2006 to acquire compulsorily all remaining ARC shares on the same terms as the Offer. Virage Logic also intends to apply for the re-registration of ARC as a private limited company under the relevant provisions of the Companies Act 2006.

The foregoing description of the Offer is qualified in its entirety by reference to the full text of the announcement entitled “Offer for ARC International plc declared wholly unconditional”, a copy of which is filed as Exhibit 2.01 to this Current Report and is incorporated into this Item 2.01 by reference, and to the full text of the Offer Document dated August 21, 2009, a copy of which was filed as Exhibit 2.01 to a Current Report on Form 8-K filed by Virage Logic on August 24, 2009 and is incorporated into this Item 2.01 by reference. A copy of the press release issued by Virage Logic on September 15, 2009 entitled “Virage Logic Declares Offer To Acquire ARC International Unconditional In All Respects” is filed as Exhibit 99.01 to this Current Report.

Item 9.01           Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired.

Virage Logic intends to amend this report to file the required financial statements reflecting the acquisition of ARC no later than 71 calendar days after the date that this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

Virage Logic intends to amend this report to file the required financial statements reflecting the acquisition of ARC no later than 71 calendar days after the date that this report on Form 8-K must be filed.

(d) Exhibits.

2.01	Announcement entitled “Offer for ARC International plc declared wholly unconditional” issued by Abigail (UK) on September 15, 2009
99.01	Press Release entitled “Virage Logic Declares Offer To Acquire ARC International Unconditional In All Respects” issued by Virage Logic on September 15, 2009

Forward Looking Statements

Any statements in this Current Report on Form 8-K and the exhibits hereto about Virage Logic’s expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Offer, and any assumptions underlying such statements, are not historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would.  Forward-looking statements also include the following: (1) statements concerning the plans and objectives of Virage Logic’s management for future operations, including plans or objectives relating to its products or services; (2) statements about the completion of the acquisition of the remaining shares of ARC; (3) statements of the assumptions underlying or relating to any statement described in (1) and (2). Actual results could differ materially from those predicted by these forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to (i) the outcome of any legal proceedings instituted against Virage Logic, Abigail (UK) and others in connection with the proposed Offer; (ii) the failure of the acquisition of the remaining shares of ARC to close for any reason; (iii) the amount of the costs, fees, expenses and charges relating to the Offer;; (iv) competition generally and the increasingly competitive nature of our industry; (v) the effect of war, terrorism or catastrophic events; (vi) stock price, foreign currency exchange and interest rate volatility; and (vii) the failure of Virage Logic to successfully integrate ARC’s business and operations with its own and the failure to achieve the cost savings and other synergies Virage Logic expects to result from the acquisition of ARC.

The foregoing list sets forth some, but not all, of the factors that could affect Virage Logic’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Virage Logic faces and a discussion of its financial statements and footnotes, see documents Virage Logic files with the SEC, including its most recent annual report on Form 10-K and all subsequent periodic reports. Virage Logic assumes no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 15, 2009	VIRAGE LOGIC CORPORATION

/s/ Brian Sereda
Brian Sereda
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

2.01	Announcement entitled “Offer for ARC International plc declared wholly unconditional” issued by Abigail (UK) on September 15, 2009

99.01	Press Release entitled “Virage Logic Declares Offer To Acquire ARC International Unconditional In All Respects” issued by Virage Logic on September 15, 2009